FICO Announces Earnings of $0.65 per Share for First Quarter Fiscal 2013

Revenue of $190 million vs. $170 million in prior year

SAN JOSE, Calif., Jan. 30, 2013 /PRNewswire/ -- FICO (NYSE:FICO), the leading provider of analytics and decision management technology, today announced financial results for its first fiscal quarter ended December 31, 2012.

(Logo: http://photos.prnewswire.com/prnh/20111010/CG83314LOGO)

First Quarter Fiscal 2013 GAAP Results
Net income for the quarter totaled $23.4 million, or $0.65 per share, versus $30.0 million, or $0.81 per share, reported in the prior year period. The current quarter results include $2.2 million, net of tax, or $0.06 per share, in restructuring and acquisition related costs.

First Quarter Fiscal 2013 Non-GAAP Results
Beginning in fiscal 2013, the company will report Non-GAAP results for net income, EPS and free cash flow. The Non-GAAP financial measures are described in the financial table captioned "Non-GAAP Results" and are reconciled to the corresponding GAAP results in the financial tables at the end of this release.

  Non-GAAP Net Income for the quarter was $31.8 million vs. $34.5 million in the prior year period.
  Non-GAAP EPS for the quarter was $0.88 vs. $0.94 in the prior year period.
  Free cash flow for the quarter was $19.0 million vs. $32.7 million in the prior year period.

First Quarter Fiscal 2013 GAAP Revenue
The company reported revenues of $190.0 million for the quarter as compared to $170.3 million reported in the prior year period, an increase of 12%.

"We had a strong start to fiscal 2013, with solid Q1 results driven by revenue growth across our entire portfolio," said Will Lansing, chief executive officer. "The investments we have made during the past nine months, including our acquisitions, are delivering results in line with our plans."

Revenues for the first quarter fiscal 2013 across each of the company's three operating segments were as follows:

  Applications revenues, which include the company's preconfigured Decision Management applications and associated professional services, were $124.7 million in the first quarter compared to $110.2 million in the prior year quarter, an increase of 13%. This was due primarily to revenue associated with last year's acquisition of Adeptra, Ltd. and increases in revenue from Customer Management and Marketing Solutions, partially offset by a decrease in Fraud Solutions.
  Scores revenues, which include the company's business-to-business (B2B) scoring solutions and associated professional services, and the myFICO® business-to-consumer (B2C) service, were $43.4 million in the first quarter compared to $42.5 million in the prior year quarter, an increase of 2%.
  Tools revenues, which include Blaze Advisor®, Xpress Optimization and related professional services, were $21.9 million in the first quarter compared to $17.6 million in the prior year quarter, an increase of 24%, primarily due to an increase in Blaze license and professional services partially offset by a decrease in Xpress license sales during the quarter.

Outlook
As a result of the recently announced acquisition of CR Software LLC, the company is increasing the previously issued revenue guidance for fiscal 2013, as follows:

	New Fiscal 2013 GAAP Guidance	Previous Fiscal 2013 GAAP Guidance
Revenue	$760 million - $770 million	$740 million - $750 million
GAAP Net Income	$100 million	$100 million
GAAP Earnings Per Share	$2.80	$2.80

Company to Host Conference Call
The company will host a webcast today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to report its first quarter fiscal 2013 results and provide various strategic and operational updates. The call can be accessed at FICO's Web site at www.FICO.com (follow the instructions on the Investor Relations page). A replay of the webcast will be available through February 28, 2013.

The webcast will also be distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN's individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson's password-protected event management site, StreetEvents (www.streetevents.com).

About FICO
FICO (NYSE:FICO) delivers superior predictive analytics that drive smarter decisions. The company's groundbreaking use of mathematics to predict consumer behavior has transformed entire industries and revolutionized the way risk is managed and products are marketed. FICO's innovative solutions include the FICO® Score — the standard measure of consumer credit risk in the United States — along with the industry-leading solutions for managing credit accounts, identifying and minimizing the impact of fraud, and customizing consumer offers with pinpoint accuracy. Most of the world's top banks, as well as leading insurers, retailers, pharma businesses and government agencies rely on FICO solutions to accelerate growth, control risk, boost profits and meet regulatory and competitive demands. FICO also helps millions of individuals manage their personal credit health through www.myFICO.com. Learn more at www.fico.com. FICO: Make every decision count.

Statement Concerning Forward-Looking Information
Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company's Decision Management strategy and reengineering initiative, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, its ability to recruit and retain key technical and managerial personnel, competition, regulatory changes applicable to the use of consumer credit and other data, the failure to realize the anticipated benefits of any acquisitions, continuing material adverse developments in global economic conditions or in the markets we serve, and other risks described from time to time in FICO's SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2012. If any of these risks or uncertainties materializes, FICO's results could differ materially from its expectations. FICO disclaims any intent or obligation to update these forward-looking statements.

FICO, myFICO and Blaze Advisor are all trademarks or registered trademarks of Fair Isaac Corporation in the United States and in other countries.

-Financial tables follow-

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
December 31, 2012 and September 30, 2012
(In thousands)
(Unaudited)

	December 31,	September 30,
	2012	2012
ASSETS:
Current assets:
Cash and cash equivalents	$ 90,839	$ 71,609
Marketable securities	-	22,008
Accounts receivable, net	138,159	142,595
Prepaid expenses and other current assets	22,376	23,113
Total current assets	251,374	259,325

Marketable securities and investments	16,529	16,500
Property and equipment, net	45,788	41,080
Goodwill and intangible assets, net	835,263	809,803
Other assets	27,160	31,903
	$ 1,176,114	$ 1,158,611

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and other accrued liabilities	$ 62,378	$ 62,603
Accrued compensation and employee benefits	30,170	50,043
Deferred revenue	47,455	47,959
Current maturities on long-term debt	49,000	49,000
Total current liabilities	189,003	209,605

Senior notes	455,000	455,000
Other liabilities	23,383	19,600
Total liabilities	667,386	684,205

Stockholders' equity	508,728	474,406
	$ 1,176,114	$ 1,158,611

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Quarters Ended December 31, 2012 and 2011
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	December 31,
	2012	2011

Revenues:
Transactional and maintenance	129,898	114,183
Professional services	32,337	28,693
License	27,785	27,473
Total revenues	190,020	170,349

Operating expenses:
Cost of revenues	56,148	45,974
Research & development	14,552	13,049
Selling, general and administrative	69,665	57,324
Amortization of intangible assets	3,372	1,930
Restructuring and acquisition-related	3,289	-
	147,026	118,277
Operating income	42,994	52,072
Other expense, net	(7,951)	(8,447)
Income from operations before income taxes	35,043	43,625
Provision for income taxes	11,622	13,628
Net income	23,421	29,997

Basic earnings per share:	0.67	0.83
Diluted earnings per share:	0.65	0.81

Shares used in computing earnings per share:
Basic	35,043	36,034
Diluted	36,151	36,887

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Quarters Ended December 31, 2012 and 2011
(In thousands)
(Unaudited)

	Quarter Ended
	December 31,
	2012	2011
Cash flows from operating activities:
Net income	$ 23,421	$ 29,997
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	7,973	5,528
Share-based compensation	5,832	4,757
Changes in operating assets and liabilities	(5,492)	670
Other, net	(3,005)	197
Net cash provided by operating activities	28,729	41,149

Cash flows from investing activities:
Purchases of property and equipment	(9,012)	(7,757)
Net activity from marketable securities	22,000	49,473
Cash paid for acquisitions, net of cash acquired	(27,605)	-
Other, net	50	-
Net cash provided by (used in) investing activities	(14,567)	41,716

Cash flows from financing activities:
Proceeds from issuances of common stock	6,189	15,023
Repurchases of common stock	-	(57,685)
Other, net	(695)	954
Net cash provided by (used in) financing activities	5,494	(41,708)

Effect of exchange rate changes on cash	(426)	(1,534)

Increase in cash and cash equivalents	19,230	39,623
Cash and cash equivalents, beginning of period	71,609	135,752
Cash and cash equivalents, end of period	$ 90,839	$ 175,375

FAIR ISAAC CORPORATION
REVENUE BY SEGMENT
For the Quarters Ended December 31, 2012 and 2011
(In thousands)
(Unaudited)

	Quarter Ended
	December 31,
	2012	2011

Applications revenues:
Transactional and maintenance	$ 79,625	$ 64,272
Professional services	26,159	24,327
License	18,923	21,617
Total applications revenues	$ 124,707	$ 110,216

Scores revenues:
Transactional and maintenance	$ 42,437	$ 42,197
Professional services	903	288
License	107	57
Total scores revenues	$ 43,447	$ 42,542

Tools revenues:
Transactional and maintenance	$ 7,836	$ 7,714
Professional services	5,275	4,078
License	8,755	5,799
Total tools revenues	$ 21,866	$ 17,591

Total revenues:
Transactional and maintenance	$ 129,898	$ 114,183
Professional services	32,337	28,693
License	27,785	27,473
Total revenues	$ 190,020	$ 170,349

FAIR ISAAC CORPORATION
NON-GAAP RESULTS
For the Quarters Ended December 31, 2012 and 2011
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	December 31,
	2012	2011

GAAP net income	$ 23,421	$ 29,997
Amortization of intangible assets (net of tax)	2,265	1,308
Restructuring and acquisition-related (net of tax)	2,209	-
Stock-based compensation expense (net of tax)	3,917	3,224
Non-GAAP net income	$ 31,812	$ 34,529

GAAP diluted earnings per share	$ 0.65	$ 0.81
Amortization of intangible assets (net of tax)	0.06	0.04
Restructuring and acquisition-related (net of tax)	0.06	-
Stock-based compensation expense (net of tax)	0.11	0.09
Non-GAAP diluted earnings per share	$ 0.88	$ 0.94

Free cash flow
Net cash provided by operating activities	$ 28,729	$ 41,149
Capital expenditures	(9,012)	(7,757)
Dividends paid	(702)	(717)
Free cash flow	$ 19,015	$ 32,675

About Non-GAAP Financial Measures
To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, and restructuring and acquisition-related items. Free cash flow excludes capital expenditures and dividends paid. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses. We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

CONTACT: Investors/Analysts, Steve Weber, 1-800-213-5542, investor@fico.com or Media, Steve Astle, +1-415-446-6204, stephenastle@fico.com